Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 20, 2025, relating to the consolidated financial statements of High Roller Technologies, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024 included in the Annual Report on Form 10-K for the year ended December 31, 2024.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ WithumSmith+Brown, PC

Whippany, New Jersey
February 12, 2026